Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Relations Contact:
Cameron Triebwasser, Interchange Corporation
ctriebwasser@interchangeusa.com / (949) 789-5242 / Fax: (949) 784-0880

Investor Relations Contact:
John Baldissera, BPC Financial Marketing
(800) 368-1217

Interchange Reports First Quarter Financial Results

Laguna Hills, CA – April 28, 2005 — Interchange Corporation (NASDAQ: INCX), a leading provider of local and national paid-search services, today reported its financial results for the first quarter 2005.

First Quarter Results and Highlights:

•	Revenue was $5.9 million for the first quarter of 2005, a 71% increase from revenue of $3.5 million for the same period of 2004.

•	Net income was $131,000 for the first quarter of 2005, a 671% increase from net income of $17,000 for the same period of 2004. Basic and diluted net income per share for Q1 2005 was $0.02 and $0.01, respectively.

•	Pro Forma net income was $229,000 for the first quarter of 2005, or $0.02 per diluted share. Pro forma results exclude amortization of intangibles related to the acquisition of Inspire Infrastructure and a one time severance expense and a successful reduction of an existing liability which contributed to earnings. A table reconciling the company’s pro forma income to GAAP net income is included with the consolidated financial statements attached to this release.

•	Acquired Local.com domain and announced plans for destination search site.

•	Expanded its Distribution Network from 290 partners to 319 partners.

•	Expanded technology infrastructure with addition of a data center in Dallas, TX.

“Consistent with prior guidance, we continue to invest in local search. The acquisition of Local.com was a catalyst for entry into the destination local-search business, which has higher margins. Now and for the next several quarters, we will invest time, resources and capital into the launch of Local.com as well as to enhance the performance of our national-search business.” said Heath Clarke, Interchange CEO. “Our guidance for the next two quarters reflects the costs of these investments in our future, but none of the potential upside from Local.com.”

Recent Events

In March, Interchange acquired the Local.com domain. The company will develop Local.com into a worldwide local-search brand, focusing initially in the U.S. and Europe.

The Local.com brand will be marketed to consumers as a local-search destination site, and will incorporate a local content and search syndication model. Interchange’s current local-search assets, including the Local Direct™ search and advertising platform, the company’s recently released SMS LOCAL™ wireless directory assistance service, and the company’s planned WAP-based mobile search service, will be united under the Local.com brand.

Local.com will utilize Interchange’s Keyword DNA™ local-search technology and new search technologies from the recently completed acquisition of Inspire Infrastructure. The Local.com domain acquisition and planned destination site represent four of the company’s previously discussed five-point growth strategy – enhanced local-search services, expanded Advertiser Network, expanded Distribution Network, and international expansion.

Financial Guidance

The below guidance includes the investment for the launch of Local.com and enhancements to the performance of our national search operations. The company is making significant investments in research and development, as well as sales and marketing, as it moves into the local-search market. We expect to realize the benefits of these investments in future periods. Although management believes the launch of Local.com may produce higher margin revenue, we have not included any of this potential revenue in our guidance.

The company expects second quarter 2005 revenue to be between $4.6 million and $4.9 million and EBITDA loss of $0.06 to $0.10 per share. GAAP net loss is expected to be $0.09 to $0.13 per share. The loss per share forecast assumes a share count of 8.2 million shares.

The company expects third quarter 2005 revenue to be between $6.1 million and $6.4 million and EBITDA loss of $0.03 to $0.05 per share. GAAP net loss is expected to be $0.06 to $0.09 per share. The loss per share forecast assumes a share count of 8.2 million shares.

The company expects to breakeven on an EBITDA basis in fourth quarter 2005, excluding any potential financial contribution from Local.com.

Pro Forma Reporting

Interchange believes pro forma reporting provides meaningful insight into the company’s ongoing economic performance and therefore uses pro forma reporting internally to assist in evaluating and managing the company’s operations. Interchange is providing this supplemental information to enable investors to perform additional comparisons of operating results and to illustrate the results of ongoing operations. A reconciliation of GAAP net income to pro forma net income for the three months ended March 31, 2005 and 2004 appears in the financial statements portion of this release.

Conference Call and Webcast Information

Chairman and CEO Heath Clarke and CFO Doug Norman will participate in a conference call to discuss the results and outlook. The conference call will take place today, April 28, 2005 at 5:00 p.m. ET. Investors and analysts can participate in the call by dialing 1-800-565-5442 or 1-913-312-1298, pass code #6454757. To listen to the Webcast please visit the Investor Relations section of the Interchange Website at: http://ir.interchangeusa.com. A replay of the webcast will be available for 90 days at the company’s Website, starting approximately one hour after the completion of the call.

About Interchange

Interchange Corporation (NASDAQ: INCX) utilizes proprietary search technologies to enable consumers to find and connect with businesses in seven countries and five languages. The company serves local and national U.S. Internet search markets with its ePilot™ search service and Local Direct™ search and advertising platform, and the wireless U.S. local-search market with its recently released SMS LOCAL™ service (beta). Interchange Europe serves various European Internet, wireless and operator assisted local-search markets. Interchange generates revenues principally from paid-search advertising. Interchange specializes in local-search and recently acquired the Local.com domain name in order to develop a worldwide local-search destination site. The company plans to unite its various Internet and wireless local-search technologies under the Local.com brand, which is expected to be launched in the second half of 2005.

The company is currently headquartered in Laguna Hills, California, with European offices in Stockholm, Madrid, and London. For more information on Interchange, please visit: www.interchangeusa.com.

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Forward-Looking Statements: All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “plans,” “expect,” “intend” and similar expressions, as they relate to Interchange or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to re-launch the Local.com domain and incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, expand our Advertiser and Distribution Networks, expand internationally, integrate the operations and effectively utilize the technology of Inspire, a Swedish Internet and wireless local-search technology company, which we recently acquired, integrate the operations and effectively utilize the technology of Inspire, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.

Our Annual Report on Form 10-KSB, subsequent Quarterly Reports on Form 10-QSB, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as if the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

INTERCHANGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,985	$24,617
Restricted cash	13	13
Marketable securities	14,224	10,388
Accounts receivable, net of allowances of $15 and $5, respectively	1,295	1,313
Deferred tax assets	678	678
Prepaid expenses and other current assets	418	260

Total current assets	22,613	37,269
Property and equipment, net	1,552	791
Intangible assets, net	15,895	—
Long-term restricted cash	51	51
Deposits	43	37

Total assets	$40,154	$38,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,561	$2,320
Accrued compensation	402	323
Payroll taxes payable	155	261
Accrued acquisition costs	1,500	—
Other accrued liabilities	543	378
Deferred revenue	497	498

Total current liabilities	5,658	3,780
Long term deferred tax liabilities	151	151

Total liabilities	5,809	3,931

Minority interest	—	—
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 8,106,724 and 7,953,941 issued and outstanding, respectively	—	—
Accumulated comprehensive loss	(154)	(36)
Additional paid-in capital	45,612	45,497
Accumulated deficit	(11,113)	(11,244)

Stockholders’ equity	34,345	34,217

Total liabilities and stockholders’ equity	$40,154	$38,148

INTERCHANGE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2005	2004
Revenue	$5,911	$3,462

Operating Expenses:
Search serving	3,176	1,744
Sales and marketing	1,338	712
General and administrative	952	473
Research and development	556	199
Amortization of intangibles	51	—
Non-cash equity based expense	9	8

Total operating expenses	6,082	3,136

Operating income (loss)	(171)	326
Interest and other income (expense)	314	(300)

Income before income taxes	143	26
Provision for income taxes	12	9

Net income	$131	$17

Per share data:
Basic net income per share	$0.02	$0.01

Diluted net income per share	$0.01	$0.01

Basic weighted average shares outstanding	7,989,608	1,921,864
Diluted weighted average shares outstanding	9,765,291	3,159,237

INTERCHANGE CORPORATION
RECONCILIATION OF NET INCOME TO PRO FORMA INCOME
(in thousands)
(Unaudited)

	Three months ended March 31,
	2005	2004
Pro forma net income	$229	$17
Amortization of intangibles	(51)	—
Severance	(162)	—
IRS payroll tax penalty credit	115	—

Net income	$131	$17